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                                                                    EXHIBIT 5(g)



Filed with Post-Effective Amendment No. 6 to this
Registration Statement on Form N-4 on April 1, 1988.
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                   [LOGO OF METROPOLITAN LIFE APPEARS HERE]

                      METROPOLITAN LIFE INSURANCE COMPANY
                A Mutual Company Incorporated in New York State
               One Madison Avenue-New York, New York 10010-3690


                     EMPLOYER ADOPTION REQUEST FOR VESTMET



Name of Employer    ____________________________________________________________

                    ____________________________________________________________

Address of Employer ____________________________________________________________

                    ____________________________________________________________

                    City __________________________ State ___________ Zip ______


I request that any eligible employees be permitted to become participants under Metropolitan's Multifunded Annuity Contract (the Contract) if they choose and for this purpose I adopt the Metropolitan Group Annuity Contracts Trust ("the Trust").

I have received the following documents:

(1) A specimen copy of the Contract issued by Metropolitan to the Trustee of the Trust which describes the rights of persons participating in the Contract; and

(2)  A copy of the Multifunded Annuity (VestMet) prospectus.

I understand that no person, except an authorized officer of Metropolitan, has the authority to make or change any contract, to waive or alter any rights of Metropolitan, or to make any binding promises.

I understand that I am not the contractholder or a party to the contract. I have no rights or obligations under the contract and am not a sponsor of the contract. I am signing this agreement solely in order to allow Metropolitan to make a group contract available to my eligible employees.

__________________________                       ____________________________
Signature for the Employer                                   Title

__________________________                       ____________________________
Date                                               City and State of Signing